UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Cynthia Smith to the Board, effective as of March 19, 2019. Ms. Smith will serve as a Class I Director for the remainder of the Class I term, which is up for reelection at the Company’s 2021 annual meeting of stockholders. The Board has not yet determined on which Board committees Ms. Smith will serve. The Board also approved an increase in the size of the Board from seven members to eight members, pursuant to Article II, Section 2.2 of the Company’s Amended and Restated Bylaws.

Ms. Smith has more than 20 years of leadership experience within the healthcare industry. Ms. Smith currently sits on the boards of Dicerna Pharmaceuticals, Inc. and Akebia Therapeutics, Inc., and previously served on the board of Nivalis Therapeutics, Inc. Most recently she served as Chief Commercial Officer and as a member of the executive team of ZS Pharma, Inc. (acquired by AstraZeneca), where she led efforts to transition the company from the development stage to a commercial enterprise. Prior to joining ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc. Earlier, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the White House Office of Management and Budget.

The Board has affirmatively determined that Ms. Smith is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Ms. Smith and any other person pursuant to which Ms. Smith was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Smith has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Smith has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Ms. Smith will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy (pro-rated as applicable to reflect the actual time Ms. Smith will serve on the Board for the year), a copy of which is filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 23, 2017.

Ms. Smith will also enter into an indemnification agreement on the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-220858) filed by the Company on October 6, 2017 and is incorporated herein by reference.

A copy of our press release announcing Ms. Smith’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: March 19, 2019	By:	/s/ Joel Sendek
	Name:	Joel Sendek
	Title:	Chief Financial Officer and Treasurer